UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other	Commission File Number	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 689-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1 Amended Employment Agreement Between KeyCorp and Henry L. Meyer III
EX-10.2 Form of Award of Executive Officer Grants
EX-10.3 Form of Award of Officer Grants

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     KeyCorp is a party to an employment agreement with Henry Meyer, its Chairman, Chief Executive Officer, and President. On February 15, 2005, the employment agreement was amended to (i) reflect that long term incentive compensation may include performance shares, (ii) reflect that for purposes of each long term incentive award to Mr. Meyer, if he retires between the ages of 55 and 65 with the consent of the Compensation Committee of the KeyCorp Board of Directors, a pro rata portion of the long term incentive award will vest, subject, however, to fulfillment of any performance test, (iii) add a provision addressing compliance with Section 409A of the Internal Revenue Code regarding deferral of compensation, (iv) delete a provision addressing deferral of compensation under certain circumstances arising under Section 162(m) of the Internal Revenue Code, (v) limit Mr. Meyer’s post-employment benefits concerning paid attendance at KeyCorp’s Annual Shareholders Meeting, certain club dues, and tax preparation assistance, and specify a five-year term for office space and secretarial support at KeyCorp facilities, and (vi) make conforming changes relating to the foregoing. A copy of the amended employment agreement is attached as Exhibit 10.1.

     On February 15, 2005, the Compensation Committee of the KeyCorp Board of Directors (the “Committee”) established performance goals for 2005 awards under the KeyCorp Annual Incentive Plan and awarded restricted stock and performance shares under the KeyCorp 2005-2007 Long Term Incentive Program.

     The Committee determined that individual awards under the Annual Incentive Plan would be based on three performance goals, and it assigned a weight to each factor. The three performance goals are economic profit added, earnings per share, and return on equity. Awards under the Annual Incentive Plan are made to officers of KeyCorp other than the Chief Executive Officer and his direct reports who receive awards under the KeyCorp Annual Performance Plan. The overall performance goal under the Annual Performance Plan is based on KeyCorp’s total revenue, but, like awards under the Annual Incentive Plan, individual awards are based on economic profit added, earnings per share, and return on equity.

     Under KeyCorp’s 2005-2007 Long Term Incentive Program, the Chief Executive Officer and his direct reports received awards of one-half performance based restricted stock and one-half performance shares, payable in cash, all of which vest three years from the date of grant to the extent that performance goals set forth in the awards are met. The performance goals are based on economic profit added, earnings per share, and return on equity. Each factor has a defined cumulative three-year threshold, target, and maximum performance goal. Under the Long Term Incentive Program, other officers receive a combination of time-lapsed restricted stock and performance based restricted stock whose terms are identical to the performance based restricted stock received by the Chief Executive Officer and his direct reports. Forms of the two types of Award Agreement are attached hereto as Exhibits 10.2 and 10.3.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amended Employment Agreement between KeyCorp and Henry L. Meyer III, dated February 15, 2005.

10.2	Form of Award of Executive Officer Grants.

10.3	Form of Award of Officer Grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: February 16, 2005	/s/	Lee Irving

	By:	Lee Irving
Executive Vice President
and Chief Accounting Officer